Exhibit 99.1

Cycurion, Inc. to Announce Q2 2025 Financial Results on August 14, 2025, Celebrating Key Strategic Achievements

MCLEAN, Va., Aug. 13, 2025 (GLOBE NEWSWIRE) — Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading provider of cybersecurity and IT solutions, today announced that it plans to file its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2025 with the U.S. Securities and Exchange Commission on Thursday, August 14, 2025. Ahead of the filing, the Company is highlighting its significant accomplishments, including a transformative alliance with IQSTEL, an innovative cryptocurrency strategy through Cycurion Crypto, and other key partnerships that strengthen its position for future growth.

Strategic Highlights

●	IQSTEL Alliance and Stock Exchange :

●	Cycurion and IQSTEL signed a Memorandum of Understanding for a $1 million stock exchange, creating a mutual equity partnership to develop an AI-driven cybersecurity platform for the global telecom industry
●	This alliance leverages Cycurion’s cybersecurity expertise and IQSTEL’s network of over 600 telecom operators to unlock cross-selling opportunities and drive innovation
●	Notably, half of the exchanged stock will be distributed as a dividend to Cycurion shareholders, thus enhancing shareholder value

●	Cryptocurrency Strategy :

●	Through its wholly owned subsidiary, Cycurion Crypto, the Company has allocated $10 million from its $60 million equity line of credit to acquire Bitcoin and Ethereum as long-term holdings
●	This strategic initiative diversifies Cycurion’s financial portfolio, enhances shareholder value, and positions the Company at the forefront of the digital economy with a focus on transparency and regulatory compliance

The Company’s collaboration with the National Association of County and City Health Officials (NACCHO) strengthens its delivery of high-margin cybersecurity solutions to public health organizations, addressing critical digital threats. The alliance with LSV-TECH International Consortium expands Cycurion’s Managed Security Services Platform (MSSP) Cyber Shield into Latin America, leveraging LSV-TECH’s relationships with Colombian universities and its global partnership with Nokia to reach 135 countries.

On March 31, 2025, Cycurion acquired control of SLG Innovation, Inc. via a variable interest entity, enhancing its technology services portfolio and supporting long-term growth. Department of Government Efficiency (DOGE) budget cuts have contributed to a growing contract backlog, and management is focused on converting these delayed government contracts into revenue in the second half of 2025, particularly during the historically stronger third and fourth quarters. In the first half of 2025, Cycurion raised $0.3 million through an equity line and $3.7 million via warrant exercises, while converting outstanding convertible notes and promissory notes into equity to bolster its balance sheet.

“Our second quarter of 2025 results, which are planned to be shared this Thursday, will showcase our strategic progress,” said Kevin Kelly, Cycurion, Inc. CEO and Chairman. “Our alliance with IQSTEL, including a $1 million stock exchange with dividends to shareholders, creates a powerful platform for AI-driven cybersecurity innovation. Additionally, our Cycurion Crypto initiative, with a $10 million investment in Bitcoin and Ethereum, positions us to capitalize on the digital asset market. Combined with our partnerships with NACCHO and LSV-TECH, and our efforts to address DOGE-related delays, these achievements underscore our momentum toward sustainable growth.”

Financial Position Snapshot

As of June 30, 2025, Cycurion reported total assets of $30.7 million, up from $25.6 million as of December 31, 2024, driven by goodwill from the SLG acquisition. Stockholders’ equity stood at $10.4 million, an increase from $5.4 million as of December 31, 2024, reflecting equity issuances and conversions. The Company reported a working capital deficit of $14.3 million and an accumulated deficit of $18.7 million, with management actively pursuing strategies to improve liquidity.

Outlook

Cycurion is focused on converting its growing backlog, driven by DOGE-related delays, into revenue during the second half of 2025, particularly in the historically stronger third and fourth quarters. The Company’s alliance with IQSTEL, cryptocurrency strategy, and partnerships with NACCHO and LSV-TECH, combined with its core offerings in advisory consulting, managed security services, and Software-as-a-Service (SaaS) solutions, position it to navigate challenges and drive long-term value.

The second quarter of 2025 financial results will be detailed in Cycurion’s Form 10-Q, which are planned to be filed with the SEC on August 14, 2025.

About Cycurion, Inc.

Cycurion, Inc. is a premier provider of cybersecurity and IT solutions, specializing in risk management, information assurance, systems engineering, and help desk services. Headquartered in McLean, Virginia, Cycurion delivers innovative and reliable solutions to a diverse client base in a rapidly evolving digital threat landscape.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

These statements, including expectations for revenue conversion from the backlog, the benefits of the IQSTEL alliance and stock exchange, and the success of the cryptocurrency strategy, are based on management’s current expectations and are subject to risks and uncertainties, including economic conditions, regulatory changes, and the Company’s ability to address liquidity concerns. For a discussion of these risks, please refer to Cycurion’s filings with the SEC.

Investor Contact

Cycurion Investor Relations

Email: ir@cycurion.com

Phone: (888) 341-6680

Media Contact

Cycurion Communications

Email: media@cycurion.com

Phone: (888) 341-6680